AGREEMENT AND PLAN OF REORGANIZATION


	THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made this 9th day of August, 1999, between John Hancock Investment Trust, a Massachusetts business trust (the "Existing Trust"), on behalf of John Hancock Real Estate Fund (the "Fund"), and John Hancock Series Trust, a Massachusetts business trust
(the "Successor Trust"), each with principal offices at 101 Huntington Avenue, Boston, Massachusetts 02199.

1.	Plan of Reorganization and Liquidation

	(a)	The Existing Trust, on behalf of the Fund, shall
assign, sell, convey, transfer and deliver to a new series of the Successor Trust (the "Successor Fund") at the Closing provided for in Section 2 (hereinafter called the "Closing") all of its then existing assets of every kind and nature. In consideration therefor, the Successor Trust, on behalf of the Successor Fund, agrees that at the Closing (i) the Successor Fund shall assume all of the Fund's obligations and liabilities then existing, whether absolute, accrued, contingent or otherwise, including all unpaid fees and expenses of the Fund in connection with the transactions contemplated hereby and (ii) the Successor Trust shall issue and deliver to the Fund a number of full and fractional shares of each class of shares of beneficial interest of the Successor Fund (the "Successor Fund
Shares"), which is equal to the number of full and fractional shares of the corresponding class of shares of the Fund then outstanding.

	(b)	Upon consummation of the transactions described in
paragraph (a) of this Section 1, the Existing Trust, on behalf of the Fund, shall distribute in complete liquidation pro rata to its shareholders of record as of the Closing Date the Successor Fund Shares received by the Fund. This distribution shall be accomplished by establishing an account on the share record books of the Successor Fund in the name of each shareholder of each class of shares of the Fund, representing with respect to each class of shares of the Successor Fund the number of full and fractional Successor Fund Shares equal to the number of shares of the corresponding class of shares of the Fund owned of record by the shareholder at the Closing Date.

	(c)	As promptly as practicable after the above liquidation
of the Fund, the legal existence of the Fund shall be terminated.

2.	Closing and Closing Date.  The Closing shall occur at the
end of the day on October 29, 1999 or at such later time and date as the parties may mutually agree (the "Closing Date").

3.	Conditions Precedent.  The obligations of the Existing
Trust, the Fund, the Successor Trust and the Successor Fund to effect the transactions contemplated hereunder (the
"Reorganization") shall be subject to the satisfaction of each of the following conditions:

	(a)	All such filings shall have been made with, and all
such authorizations and orders shall have been received from, the Securities and Exchange Commission (the
"SEC") and state securities commissions as may be necessary to permit the parties to carry out the transactions contemplated by this Agreement.

	(b)	Each party shall have received an opinion of counsel
substantially to the effect that for federal income tax purposes: (1) the acquisition of the assets and assumption of the liabilities of the Fund by the Successor Fund in return for Successor Fund Shares, the distribution of such Successor Fund Shares to the shareholders of the Fund in complete liquidation of the Fund, and the termination of the Fund will constitute a "reorganization" within the meaning of Section
368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Successor Fund and the Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code; (2) no gain or loss will be recognized by the Fund upon the transfer of all of its assets to the Successor Fund solely in exchange for the Successor Fund Shares and the assumption by the Successor Fund of the liabilities of the Fund and the distribution by the Fund of such Successor Fund Shares to the shareholders of the Fund;
(3) no gain or loss will be recognized by the Successor
Fund upon the receipt of all of the assets of the Fund in exchange solely for Successor Fund Shares and the assumption by the Successor Fund of the liabilities of the Fund; (4) the tax basis of the Successor Fund in assets received from the Fund will be the same as the tax basis of such assets in the hands of the Fund immediately prior to the transfer of such assets to the Successor Fund; (5) the Successor Fund's tax holding period for the assets acquired from the Fund will include, in each instance, the Fund's tax holding period for those assets; (6) no gain or loss will be recognized by the Fund's shareholders upon the exchange of their shares of the Fund solely for Successor Fund
Shares as part of the reorganization; (7) the tax basis of the Successor Fund Shares received by the Fund's shareholders in the transaction will be, for each shareholder, the same as the tax basis of the shares of the Fund exchanged therefor; and (8) the tax holding period of the Successor Fund Shares received by the Fund's shareholders will include, for each shareholder, the shareholder's tax holding period for the shares of the Fund surrendered therefor, provided that the surrendered shares were held as capital assets in the hands of the Fund's shareholders on the date of the exchange. The opinion may cover any additional matters deemed material by such counsel.

	(c)	This Agreement and the Reorganization shall have been
adopted and approved by the affirmative vote of the holders of a majority of the shares of the Fund outstanding and entitled to vote (as defined by the Investment Company Act of 1940, as amended (the "1940
Act")). All shares of the Fund will be voted together as a single class.

	(d)	The Successor Trust, on behalf of the Successor Fund,
shall have entered into an Investment Management
Contract with John Hancock Advisers, Inc. which shall be substantially identical in form and substance to the Investment Management Contract in effect at the Closing
Date between the Fund and John Hancock Advisers, Inc.
The Investment Management Contract shall have been approved by the Trustees of the Successor Trust, including, to the extent required by law, the Trustees of the Successor Trust who are not "interested persons" of the Trust as defined in the 1940 Act.

	(e)	The Successor Trust, on behalf of the Successor Fund,
shall have entered into a Transfer Agency Agreement with John Hancock Signature Services, Inc. and a
Distribution Agreement with John Hancock Funds, Inc.
These agreements shall be in each case substantially identical in form and substance to those respective agreements in effect at the Closing Date between the Fund and said other parties. These agreements shall have been approved by the Trustees of the Successor
Trust and, to the extent required by law, by the Trustees of the Successor Trust who are not "interested persons" of the Trust as defined in the 1940 Act.



	(f)	The Trustees of the Successor Trust, including those
Trustees of the Successor Trust who are not "interested persons" of the Successor Trust as defined in the 1940
Act, shall have selected as auditors for the Successor
Fund such auditors as shall have been selected and ratified for the Fund. This selection shall have been ratified by the Fund as the sole shareholder of the Successor Fund prior to the consummation of the Reorganization.

	(g)	The Successor Trust, on behalf of the Successor Fund,
shall have adopted a Class A Shares Distribution Plan and a Class B Shares Distribution Plan pursuant to Rule
12b-1 under the 1940 Act substantially identical in form and substance to the Fund's Class A Shares
Distribution Plan and Class B Shares Distribution Plan, respectively, in effect on the Closing Date. Each of the Successor Fund's Distribution Plans shall be approved by the Trustees of the Successor Trust in accordance with Rule 12b-1 and by the Fund, as the sole shareholder of the Successor Fund, prior to the consummation of the Reorganization.

At any time prior to the Closing, any of the foregoing conditions except 3(c) may be waived by the Board of Trustees of the Existing Trust or the Board of Trustees of the Successor Trust if, in their judgment, the waiver will not have a material adverse effect on the interests of the shareholders of the Fund.

4.	Amendment.  This Agreement may be amended at any time by
action of the Trustees of the Existing Trust and the Trustees of the Successor Trust, notwithstanding approval thereof by the shareholders of the Fund, provided that no amendment shall have a material adverse effect on the interests of the shareholders of the Fund.

5.	Termination.  The Board of Trustees of the Existing Trust or
the Board of Trustees of the Successor Trust may terminate this Agreement and abandon the Reorganization, notwithstanding approval thereof by the shareholders of the Fund, at any time prior to the Closing, if circumstances should develop that, in their judgment, make proceeding with the Reorganization inadvisable.

6.	Limitation of Liability of the Trustees and the
Shareholders. Copies of the Declaration of Trust of the Existing Trust and the Successor Trust, as each may be amended from time to time, are on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given of the limitation of shareholder liability as set forth in each instrument. The obligations assumed by the Existing Trust on behalf of the Fund and the Successor Trust on behalf of the Successor Fund pursuant to this Agreement shall be limited in all cases to the Existing Trust on behalf of the Fund and the Successor Trust on behalf of the Successor Fund and their respective assets. None of the other series of the Existing Trust or the Successor Trust shall be liable for any obligations assumed by the Fund or the Successor Fund hereunder. No party named herein shall seek satisfaction of any obligation hereunder from the shareholders or any shareholder of the Existing Trust, the Fund, the Successor Trust or the Successor Fund. No party named herein shall seek satisfaction of any such obligation from the Trustees of the Successor Trust or the Trustees of the Existing Trust or any individual Trustee.

This Agreement shall be executed in any number of counterparts each of which shall be deemed to be an original, but all counterparts together shall constitute only one instrument.


	IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.


					JOHN HANCOCK INVESTMENT TRUST, on behalf
of
					its series John Hancock Real Estate Fund



Attest:					By:
		Secretary				President




					JOHN HANCOCK SERIES TRUST,
					on behalf of its series John Hancock Real
Estate Fund



Attest:					By:
		Secretary				President





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